UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive
Suite 300
Stoughton, MA 02072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 24, 2024, Collegium Pharmaceutical, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Michael Heffernan in connection with Mr. Heffernan’s appointment as Interim President and Chief Executive Officer of the Company. Pursuant to the Letter Agreement, Mr. Heffernan will receive a base salary at an annual rate of $291,666 (representing one-third of the prior base salary of Joseph Ciaffoni, the Company’s departing Chief Executive Officer). Also pursuant to the Letter Agreement, Mr. Heffernan’s employment with the Company may be terminated by the Board of Directors of the Company at any time or extended by mutual agreement.

Also on May 24, 2024, the Company entered into a Separation and Release Agreement with Mr. Ciaffoni (the “Separation Agreement”) in connection with his previously announced departure from the Company. Pursuant to the Separation Agreement, Mr. Ciaffoni will receive the severance benefits he is entitled to pursuant to Section 5.1 of his Amended and Restated Employment Agreement with the Company, dated December 27, 2020, as amended, in connection with a termination without cause.

The foregoing descriptions of the Letter Agreement and the Separation Agreement do not purport to be complete and are qualified in its entirety by reference to the Letter Agreement and Separation Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2024	Collegium Pharmaceutical, Inc.

	By:	/s/ Colleen Tupper
Name: Colleen Tupper
Title: Executive Vice President and Chief Financial Officer